Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 24, 2014

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Aleks Novakovic
Name: Aleks Novakovic
Title: Managing Partner

By:	/s/ Joseph Freedman
Name: Joseph Freedman
Title: Senior Managing Partner

PARTNERS LIMITED

By:	/s/ Derek E. Gorgi
Name: Derek E. Gorgi
Title: Assistant Secretary

By:	/s/ Marc Vanneste
Name: Marc Vanneste
Title: Assistant Secretary

PARTNERS VALUE FUND INC.

By:	/s/ Brian D. Lawson
Name: Brian D. Lawson
Title: Director

By:	/s/ Allen G. Taylor
Name: Allen G. Taylor
Title: Vice President, Finance

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Corporate Secretary

BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Corporate Secretary